File No. _________________

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U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KNIGHTSBRIDGE RESOURCES INC.
(Name of Issuer)

Nevada	1040	0394483
(State or jurisdiction of	(Primary Standard Industrial or	(I.R.S. Employer Identification
incorporation organization)	Classification Code Number)	No.)

KNIGHTSBRIDGE RESOURCES INC.	NEVADA AGENCY & TRUST COMPANY
South Lodge, Paxhill Park, Lindfield	50 West Liberty Street, Suite 880
West Sussex, United Kingdom RH16 2QY	Reno, Nevada 89501
(011) (44) (1444) 220 210	(775) 322-0626
(Address and telephone number of registrant's	(Name, address and telephone number of agent for
executive office)	service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [  ] =========================================================================================================================================

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of Securities being	Dollar amount	offering price	aggregate offering	Amount of
Registered	to be registered	per share	price	registration fee

Common	$200,000	$0.10	$200,000	$6.14

[1] Estimated solely for the purpose of calculating the registration fee under Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Prospectus

KNIGHTSBRIDGE RESOURCES INC.
Up to 2,000,000 Shares of Common Stock
Offering Price: $0.10 per share

     Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. The offering will be for a period of six months from the effective date and may be extended for an additional six months if we so choose to do.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” STARTING AT PAGE 9.

	Price to Public	Commission(1)(2)	Net Proceeds to Us(3)(4)
Per Share	$0.10	$0.00	$0.10
Aggregate Offering Price	$200,000	$0.00	$176,200

Note:	(1) Our officers and directors will be selling the securities and will not receive commission in conjunction with the sale of these securities.
(2) The Shares are being offered to prospective investors on a direct participation basis.
(3) Expenses are not expected to exceed $23,800, and include our legal and accounting fees, transfer agent’s fees, filing fees, and printing costs. (See Use of Proceeds and Plan of Distribution.)
(4) No escrow account will be set up and all proceeds raised in the offering will be deposited immediately into our corporate account to be utilized for working capital in the priorities set by us. (See Use of
Proceeds).

     There is no minimum number of shares that must be sold in this offering. Because there is no minimum number of shares that has to be sold in this offering, there is no assurance that we will achieve the proceeds level described in the above table.

     We are a start-up, exploration company and have not yet generated or realized any revenues from our business operations. We are not a blank check company. We have no intentions of merging with any other companies or allowing ourselves to be acquired by another company, or to act as a blank check company as that term is defined under Rule 419 of Regulation C under the Rules of the Securities Act of 1933. We must raise cash in order to implement our plan and stay in business. We have a specific business plan to operate as a mineral exploration company. We intend to aggressively pursue our business plan once we raise the necessary financing from this offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It’s illegal to tell you otherwise.

The date of this prospectus is _______________________.

TABLE OF CONTENTS

Index

SUMMARY OF OUR OFFERING	5
RISK FACTORS	9
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	13
USE OF PROCEEDS	13
DETERMINATION OF OFFERING PRICE	15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
PLAN OF DISTRIBUTION; TERMS OF OUR OFFERING	17
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT	24
DESCRIPTION OF SECURITIES	26
INTEREST OF NAMED EXPERTS AND COUNSEL	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES	27
BUSINESS	28
PLAN OF OPERATION	32
DESCRIPTION OF PROPERTY	36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	40
EXECUTIVE COMPENSATION	41
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE	43
FINANCIAL STATEMENTS	43

SUMMARY OF OUR OFFERING

     The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in the Prospectus.

Our Business.

     We are a pre-exploration company incorporated under the laws of the State of Nevada on October 23, 2002. An “exploration stage company,” as defined by Guide 7(a)(4)(i) to the Securities Act of 1933, is an issuer engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We have not commenced active business operations and we do not own any properties, therefore, we have no operations and are a pre-exploration company. We have no revenues and we have achieved losses since inception. We have been issued a going concern opinion and rely upon the sale of our securities and loans from officers, directors and others to fund our operations. We have obtained the rights to one mineral claim consisting of 18 cells. These rights entitle us to the minerals located on the property subject to the mineral claim. We obtained the rights to this mineral claim by way of a trust agreement between ourselves and Ron Schmitz, our President. The recorded title to the mineral claim is in Ron Schmitz’s name who holds the property pursuant to a trust agreement for our benefit. We do not own title to this property.

     Exploration will be required before a final evaluation regarding the economic and legal feasibility of this property can be made. Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. We can’t predict what that will be until we find mineralized material.

     We intend to explore for lead, silver and zinc on the property. The property is located approximately an hour and a half by road north of the City of Nelson, British Columbia, Canada. There can be no assurance that valuable minerals exist on the Santos # 516334 mineral claim until proper geological work and analysis is performed. The Santos #516334 mineral claim has no proven or probable mineral reserves.

     The Santos #516334 mineral claim is located on the lower slopes of Mount Carpenter at the north end of the Kokanee Range in the Selkirk Mountains. Highway 31A passes through the south part of the Santos #516334 mineral claim, approximately 8 kilometres east of the village of New Denver. Another accessible road departs northerly from Highway 31A at Three Forks and parallels Kane Creek through the southern and eastern parts of the Santos #516334 mineral claim. Various trails provide additional access. The maps provide an overview of where the Santos #516334 mineral claim is located in British Columbia.

MAP 1

MAP 2

Our Offices.

     Our administrative office is located at South Lodge, Paxhill Park, Lindfield West Sussex. UK RH16 2QY and our registered statutory office is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501

The Offering.

Securities being offered:	Up to 2,000,000 shares of common stock, par value $0.00001

Offering price per share:	$0.10

Offering period:	The shares are being offered for a period not to exceed six months, unless extended by our board of directors for an additional six months.

Net proceeds:	Up to $176,200 (total raised minus offering expenses)

Use of proceeds:	Assuming all 2,000,000 shares are sold:
	Offering Expenses:	$23,800
	Exploration:	$105,000
	Repayment of Loan:	$25,694
	Working Capital:	$45,506
		$200,000

Number of Shares of the Common	Before the Offering:	11,000,000
Stock Outstanding (assumes	Shares Offered:	2,000,000
maximum number of shares sold):	After the Offering:	13,000,000

Selected Financial Information.

	As of Six Month
	Period Ended	Year End	Year End
	June 30, 2007	December 31, 2006	December 31, 2005
BALANCE SHEET DATA:
Current and Total Assets:	$10,046	$2,679	$4,003
Total Liabilities:	$104,756	$74,756	$51,540
Accumulated Loss:	$113,154	$86,235	$55,324
Shareholder Equity (Deficiency) :	$(94,710)	$(72,077)	$(47,537)

	Six Month Period
	Ended	Year End	Year End
	June 30, 2007	December 31, 2006	December 31, 2005
INCOME STATEMENT DATA:
Total Income:	$0	$0	$0
Total Expenses:	$26,919	$30,911	$29,473
Net Profit (Loss):	$(26,919)	$(30,911)	$(29,473)

Risk Factors.

     The securities offered in this Prospectus involve a high degree of risk and immediate substantial dilution and should not be purchased by investors who cannot afford to lose their entire investment. Such risk factors include, among others, lack of operating history and limited resources, no escrow of proceeds, and competition in selected area of business.

     Investment in our company also involves significant risks because the property we intend to work on is in the pre-exploration stage as defined in the Securities Act Industry Guide 7(a)(4)(i): includes all issuers engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. The Santos #516334 mineral claim does not have a known body of commercial ore. We have not commenced active business operations and we do not own any properties, therefore, we have no operations. We have no revenues and we have achieved losses since inception. We have been issued a going concern opinion and rely upon the sale of our securities and loans from officers, directors and others to fund our operation.

RISK FACTORS

     Please consider the following risk factors before deciding to invest in the common stock.

Risks Related to Our Business.

1.  We have no known ore reserves and we cannot guarantee we will find any mineral reserves or if we find minerals, that production will be profitable.

     We have no known ore reserves. We have not identified any lead, silver, zinc, or other metal or mineral on the property and we cannot guaranty that we will ever find any such minerals. Even if we find that there are mineral reserves on the Santos #516334 mineral claim, we cannot guaranty that we will be able to recover these minerals. Even if we recover mineral reserves, we cannot guaranty that we will make a profit. If we cannot find mineral reserves or it is not economical to recover these mineral reserves, we will have to cease operations.

2.  Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

     The probability that our prospect will ever have mineral reserves is extremely low. Therefore, in all probability, the Santos #516334 mineral claim does not contain any reserves. Therefore, any funds spent on exploration will probably be lost which will result in a loss of your entire investment.

3.  Our management lacks the technical training and/or experience in metal exploration or mining required for starting and operating a mine.

     Our management lacks the technical training and/or experience in metal exploration or mining required for starting and operating a mine. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Our management’s decisions and choices may not take into account standard engineering or managerial approaches commonly used by mineral exploration companies. Therefore, our operations, earnings and ultimate financial success could suffer irreparable harm.

4.  If we do not raise enough money for exploration in this offering we will have to delay exploration until we are able to raise enough money through other means or go out of business.

     Knightsbridge is in the very early exploration stage and needs the proceeds from our offering to start exploring for mineral reserves. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations. We need to raise $ 35,000 (17.5% of the entire offering) in this offering in order to meet our initial offering and Phase 1 exploration expenses. We have not retained an underwriter to sell these Shares. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our officers and directors will be selling shares and each have limited prior experience in selling securities. If we fail to sell at least 17.5% of the stock we intend to sell, we may never be able to commence operations or generate revenue. Therefore, investors may lose all or substantially all of their investment.

5.  Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to the Santos #516334 mineral claim to be impassable during six to seven months of the year. When roads are impassable, we are unable to conduct exploration operations on the Santos #516334 mineral claim.

6.  Our exploration efforts and limited capital may limit our ability to find mineralized material. If we do not find mineralized material, we will cease operations.

     Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, although the Santos #516334 mineral claim may contain mineralized material. If we do not find mineralized material, we will cease operations.

7.  We may not have enough money to complete our exploration and consequently may have to cease or suspend our operations.

     We may not have enough money to complete the exploration of the Santos #516334 mineral claim. Because we are exploring raw undeveloped land, we do not know how much we will have to spend to find out if there is mineralized material on the Santos #516334 mineral claim. It could cost as little as $10,000 and as much as $105,000 to find out. What we do know is that the first $23,800 we raise will be used to cover the cost of this offering before we spend any money on our exploration program, which means we need to raise at least $35,000 (17.5% of the entire offering) before we can even begin Phase 1 of our exploration program. We do not know how much money we will raise in this offering. If it turns out that we have not raised enough money to start or complete all three phases of our exploration program, we will have to either raise further capital through another offering or suspend or cease operations altogether.

8.  Because title to Santos #516334 mineral claim, the mining claim we intend to explore, is held in the name of another person, if he transfers this mining claim to someone other than us, we will cease operations.

     Title to the mining claim we intend to explore is not held in our name. Title to this mining claim is recorded in the name of one of our officers and directors, Mr. Schmitz. If Mr. Schmitz transfers this mining claim to a third person, the third person will obtain good title and we will have nothing. If that happens, we will be harmed in that we will not own the rights to any mining claim and we will have to cease operations.

9.  Because title to the Santos #516334 mineral claim is in the name of Mr. Schmitz, a creditor of Mr. Schmitz could attach a lien on this property and have the property sold. If this happens, the creditor or a third party could take title to the Santos #516334 mineral claim and we will cease operations.

     Because title to the property we intend to explore is in the name of Mr. Schmitz, a creditor of Mr. Schmitz could attach a lien on this mineral claim and have it sold. If that happens, the creditor or a third party buying the property at a judicial sale could take title to this mineral claim. If that happens, we will cease to hold any rights to any mineral claims and will cease operations.

10. We do not have a documented geologic field examination by a professional geologist or mining engineer of the Santos #516334 mineral claim which is documented by a geologic report. Because of the speculative nature of exploration of mineral properties, there is substantial risk that no commercially exploitable mineral will be found and our business will fail.

     We do not have a documented geologic field examination by a professional geologist or mining engineer of the Santos #516334 mineral claim which is documented by a geologic report. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the Santos #516334 mineral claim may not result in the discovery of commercial quantities of any minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment.

Risks Related to Our Capital Structure and this Offering.

11. You may not be able to resell any shares you purchased in this offering, as there is currently no market for our securities.

     There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market-maker concerning the participation of such market-maker in creating an after-market for our common stock on the Pink Sheets or the OTC Bulletin Board. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. This means that it may be hard or impossible for you to find a willing buyer for your stock should you decide to sell it in the future or to resell the shares at or above the offering price.

12. Our issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and could lower the price a willing buyer would pay for our common stock.

     The shares being offered in this prospectus, if all are sold, represents 15.38% of our total issued and outstanding shares of common stock on a fully-diluted basis. If you invest in our common stock, your interest will be diluted to the extent of the differences between the price per share you pay for the common stock of $0.10 per share and the pro forma as adjusted net tangible book value per share of our common stock which would be $ 0.0064 per share at the time of sale which is a dilution of over 94% of your investment. We calculate net tangible book value per share by subtracting from our total assets all intangible assets and total liabilities, and dividing the result by the number of outstanding shares of common stock. Furthermore, we may issue shares, options and warrants and we may grant stock options to our employees, officers, directors and consultants in the future, all of which may further dilute our net tangible book value. The dilution of our common stock could lower the price a willing buyer would pay for our common stock based on the fact our break-up value per share and our earning ratio per share would be reduced.

13. Future sales of restricted shares could decrease the price a willing buyer would pay for shares of our common stock and impair our ability to raise capital.

     We currently have 11,000,000 shares of Common Stock issued and outstanding, of which 2,000,000 are held by Ron Schmitz, our president; 7,900,000 shares are held by Clive de Larrabeiti, 100,000 shares are held by Ernest Rogers, a shareholder and former officer and director; and, 1,000,000 shares are held by an investor, Ms. Yeun Mi Kim. These shares are subject to resale restrictions pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The shares held by Messrs. Schmitz and Rogers and Ms. Kim are currently available for resale, subject to compliance with Rule 144 of the Securities Act of 1933. Future sales of common stock by Messrs. Schmitz and Rogers and Ms. Kim under exemptions from registration or through a subsequent registered offering could materially adversely affect the market price of our common stock and our ability to raise capital through an offering of our securities. If we are unable to raise the necessary capital we need to complete our exploration program we will be forced to cease operations and investors, therefore, may lose all or substantially all of their investment.

14. Mr. de Larrabeiti will continue to influence matters affecting us after this offering, which may conflict with your interests.

     After giving effect to this offering, Mr. de Larrabeiti, our majority stockholder will beneficially own approximately 60.76% of our outstanding shares of common stock assuming the maximum number of shares being offered are sold in this offering. As a result of this stock ownership, Mr. de Larrabeiti will continue to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change-in-control that might be otherwise beneficial to stockholders.

15. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated on October 23, 2002 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to June 30, 2007 is $113,154. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to locate a profitable mineral reserve,

*	our ability to generate revenues, and

*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

16. Our independent auditors issued a going concern opinion on our financial statements, questioning our ability to continue as a going concern.

     Our independent auditor’s opinions on our 2006 and 2005 financial statements, which are included in this prospectus, include an explanatory paragraph indicating substantial doubt about our ability to continue as a going concern. For the past two years or more, we have operated with limited operating capital, and we continue to face immediate and substantial cash needs. We are dependent on raising or borrowing capital. It is likely even if we are successful in raising the maximum being offered under this prospectus we may need to raise additional capital or reduce the level of our operations in the future, resulting in a material adverse effect on our business and operations and charges that could be material to our business and results of operations.

17. Our directors and officers reside outside of the United States and as such it may be difficult for you to protect your interests as a shareholder and your ability to protect your rights through the U.S. federal courts may be limited.

     Our directors and officers reside outside of the United States. The rights of shareholders to take action against the directors and actions by minority shareholders as a result may be difficult. Laws outside of the United States may not be as established and/or may differ from provisions under statutes or judicial precedent in existence in jurisdictions in the United States. In addition, shareholders may not have standing to initiate shareholder derivative actions before the courts outside of the United States or have limited rights to enforce judgments obtained in the United States in jurisdictions outside of the United States. As a result, you may face different considerations in protecting your interests in actions against the management, directors or majority stockholders than would shareholders of a corporation whose directors, officers and majority stockholders reside in the United States. Similarly, your ability to protect your interests if harmed in a manner and effectively sue in a United States federal court may be limited.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

     Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

     Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $23,800 will be $176,200 if all of the shares are sold. The first $23,800 raised will be used for offering expenses. We will use the proceeds as follows:

		Amount Raised
Allocation	$50,000	$100,000	$150,000	$200,000
Offering Expenses:
SEC Registration Fee[1]:	$6	$6	$6	$6
Printing Expenses:	$210	$210	$210	$210
Accounting Fees and Expenses:	$1,284	$1,284	$1,284	$1,284
Legal Fees and Expenses:	$21,000	$21,000	$21,000	$21,000
Blue Sky Fees/Expenses:	$200	$200	$200	$200
Transfer Agent Fees:	$1,000	$1,000	$1,000	$1,000
Loan Repayment[3]:	$0	$0	$0	$25,694
Miscellaneous Expenses:	$100	$100	$100	$100
Exploration[2]:	$25,000	$75,000	$100,000	$105,000
Working Capital:
Regulatory Costs (Edgar etc.)	$1,200	$1,200	$2,000	$2,000
Legal	$0	$0	$6,000	$6,000
Accounting	$0	$0	$5,000	$5,000
Other – Office Misc.	$0	$0	$3,200	$12,506
Capital costs for future funding	$0	$0	$10,000	$20,000

Note:	(1)	Actual SEC registration fee is $6.14
	(2)	We will spend approximately $10,000 on Phase 1, $35,000 on Phase 2, and $60,000 on Phase 3
		of our exploration program.
	(3)	If we are successful in raising $200,000 in this offering we intend to use $25,694 to repay a
		portion of the loans made by Mr. Schmitz to us. The funds loaned to us by Mr. Schmitz were
		used to pay for audit and legal services, maintaining our claim and our set-up costs and regulatory
		fees. The loans are unsecured, non-interest bearing and due on demand. If we are unable to raise
		$200,000 in this offering, none of the proceeds of the offering will be used for the purchase of
		other assets, finance the acquisition of other businesses, discharge debts or be used, directly or
		indirectly, for the benefit of our officers or directors.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. We believe that the required exploration work will cost up to $105,000 and take approximately two years to complete. If we are successful in immediately finding exploitable minerals, we will commence technical and economic feasibility studies to determine if we have any significant reserves. In order to commence technical and economic studies to evaluate any mineralized material found on the Santos #516334 mineral claim, we may have to obtain additional funding. If lead, silver or zinc is found on the property, costs of exploring will then cease. On the other hand, if we do not immediately find exploitable minerals, we will continue to explore for lead, silver or zinc on the property. If we have to continue to explore for lead, silver or zinc, the costs of exploration will increase.

     Working capital includes the cost of our office operations. If we are successful in raising $200,000 in this offering, we intend to use $25,694 to repay a portion of the loans made by Mr. Schmitz, a director and officer of the Company. The funds received from Mr. Schmitz were used to pay for audit and legal services, maintaining our claim and our set-up costs and regulatory fees. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loans and they are not due on a specific date. Mr. Schmitz will accept repayment from us when money is available. We plan to repay $25,694 of the loan from the proceeds of this offering provided that we raise the maximum amount. If we raise less than $200,000 in this offering, none of the proceeds of the offering will be used for the purchase of other assets, finance the acquisition of other businesses, discharge debts or be used, directly or indirectly, for the benefit of our officers or directors.

     Our offering expenses are comprised of a Securities and Exchange Commission filing fee, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees. Our directors and officers will not receive any compensation for their efforts in selling our shares.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. The use of proceeds will not vary except in the following circumstances:

*	after completing Phase 1 of our exploration program, the geological report does not recommend further exploration of our claim;

*	similarly, if the results of Phase 2 of our exploration program are unfavourable, we will not elect to continue on to Phase 3 of our exploration program; or

*	if during completion of any phase of our exploration program we discover a rich mineral deposit, we may choose to concentrate our efforts solely around that deposit.

     In the remote chance that we did not complete our proposed exploration program we would look to acquire another mining property in which to focus our exploration activities. Knightsbridge would remain a pre-exploration mining company. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means:

*	engaging in an offering of our stock;

*	engaging in borrowing; or

*	locating a joint venture partner or partners.

At present, no material changes are contemplated.

DETERMINATION OF OFFERING PRICE

     There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares. Among the factors we considered in determining the offering price were:

*	Our lack of an operating history,

*	The proceeds we want to raise in this offering,

*	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and

*	Our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

     Dilution is the difference between the public offering price of $0.10 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

     Our net book as of June 30, 2007 is ($99,756) or approximately ($0.0085) per common share. Prior to selling any shares in this offering, we had 11,000,000 shares of common stock outstanding, which were purchased by the founding shareholders and one investor for $1,100. We are now offering up to 2,000,000 shares at $0.10 per share.

     Without taking into account any further adjustments in net tangible book value other than to give effect to the sale of the 2,000,000 shares of common stock offered in this prospectus (after deduction of offering expenses) our pro forma net tangible book value at September 6, 2007, is $83,025 or $0.0064 per share of our common stock representing an increase in net tangible book value to existing shareholders of $0.0149 per share and a dilution of 94% to new investors.

Dilution Table.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders assuming different percentages of this offering is sold.

	100% Sold	75% Sold	50% Sold	25% Sold
Public offering price per Share:	$0.10	$0.10	$0.10	$0.10
Net tangible book value, per share, before offering (1):	($0.0085)	($0.0085)	($0.0085)	($0.0085)
Pro forma net tangible book value per share after	$0.0064	$0.0026	($0.0014)	($0.0058)
offering (2):
Increase per share attributable to new investors:	$0.0149	$0.0111	$0.0071	$0.0026
Dilution per share to new investors (3):	$0.0936	$0.0974	$0.1014	$0.1058
	or 94%	or 97%	or 101%	or 106%

Note:   (1)   “Net tangible book value per share” is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Knightsbridge
                     (tangible assets less total liabilities).

(2)	Since there can be no assurances as to how many, if any Shares will be sold, the pro forma net tangible book value per share may vary from that set forth above, after the offering.

(3)	“Dilution” means the difference between the public offering price per share and the net tangible book value per share of common stock after giving effect to the offering.

PLAN OF DISTRIBUTION; TERMS OF OUR OFFERING

Offering.

     We are offering up to 2,000,000 Shares to the public, at a price of $ 0.10 per Share. The offering price was arbitrarily determined by management. The offering is not subject to a minimum subscription level.

     As of June 30, 2007, our net cash balance was $5,046. If we manage to raise only nominal funds through this offering, Mr. Schmitz has orally agreed to loan additional fund to us in order to pay our offering expenses. We do not have an agreement in writing with Mr. Schmitz to this effect and Mr. Schmitz has not indicated a maximum amount he would be willing to loan us. Oral agreements are difficult to legally enforce. Although we could take a civil action against Mr. Schmitz it is unlikely we would have sufficient funds to do so. Mr. Schmitz, however, is one of our directors and has a strong interest in seeing that we are successful as he has already loaned us $68,755.50. If Mr. Schmitz does not loan us additional funds, assuming only nominal funds are raised in this offering, we would have to delay our exploration activities until additional funds were raised to continue our operations and to pay the offering expenses associated with this prospectus. If we were unable to raise the funds necessary through other means, we would be forced to go out of business. We may even have to consider bankruptcy as we would not be able to pay our creditors and you would lose all your investment.

     We will review all subscriptions immediately on receipt to confirm the suitability of the investor. If the investor is suitable and the subscription is not rejected by us, the subscription will be accepted and the check for the purchase price will be deposited. If, for any reason, an investor is determined to be not suitable or if the subscription is rejected for any other reason, the investor’s check and all subscription documents will be promptly returned to the investor without interest and without deduction. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason.

     Investor suitability relates directly to where an investor resides and whether the Offering has met with the securities law requirements of that state, province or country. We do not intend to qualify or register the securities of this offering in all fifty states in the US or in any jurisdiction outside of the United States. We may, however, choose to sell a portion of this offering to investors outside of the US and will rely on certain prospectus and registration exemptions under applicable securities laws in force in those jurisdictions. For instance in Canada, many of these exemptions require that the investor meet certain requirements such as being a friend, family or close business associate of one of our directors or officers, or that the investor be an accredited investor” or “eligible investor” as defined for that purpose. Therefore, prior to offering or accepting any subscriptions from any potential investors we will first determine where that investor resides and whether the offering is properly qualified or if an exemption may be relied upon to issue securities to that potential investor. Many of the provinces and territories (Alberta, BC, Saskatchewan, Manitoba, Nova Scotia, Nunavut, Newfoundland, NWT, PEI, and Labrador) have adopted Multilateral Instrument 45-103 Capital Raising Exemptions which sets out all applicable exemption requirements and definitions. Ontario has adopted a different policy concerning exempt sales known as Ontario Securities Commission Rule 45-501.

No Escrow of Proceeds.

     There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

No Broker Is Being Utilized in this Offering.

     As of the date of this Prospectus, no broker has been retained by us for the sale of the Shares. All sales will be made by personal contact by two of our directors, Ron Schmitz and Dany Goreeba. Clive de Larrabeiti, one of our directors, will not be offering or selling shares of our common stock on our behalf. We will not be mailing our prospectus to anyone or soliciting anyone who is not personally known by our directors Messrs. Schmitz and Goreeba, or introduced to Messrs. Schmitz or Goreeba, and personally contacted by them. Although Messrs. Schmitz and Goreeba are each an associated person of ours as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934 they are deemed not to be brokers for the following reasons:

*	They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

*	They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

*	They are each not an “associated person” of a broker or dealers at the time of their participation in the sale of our securities.

*	They intend to be actively involved in our business after the closing of this offering.

*	They are not nor have been a broker or dealer, or an associated person of a broker or dealer. And,

*	They have not been involved in selling an offering of securities for us or any issuer within the last 12 months.

Penny Stock.

     Under this offering our shares of common stock are being offered at $0.10 per share. If a trading market for our common stock was to develop in the future, we believe the market price would be well under $5.00 per share. Securities which trade below $5.00 per share are subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934 which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.

     The rules governing penny stock require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales-practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000, $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing prior to effecting the transaction and in writing before or with the customer confirmation. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed on broker-dealers by such requirements may discourage them from effecting transactions in our common stock, which could severely limit the liquidity of the shares you acquire and your ability to sell our shares in the secondary market.

Opportunity to Make Inquiries.

     We will make available to each offeree, prior to any sale of shares, the opportunity to (1) ask questions of and receive answers from our management concerning any aspect of the investment and (2) obtain any additional information necessary to verify the accuracy of the information contained in this prospectus, to the extent we possess such information or can acquire it without unreasonable effort or expense.

Procedures for Prospective Investors.

     You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.10 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

     You should make your check payable to “Knightsbridge Resources Inc.”, and return your subscription agreement to:

Knightsbridge Resources Inc.
South Lodge, Paxhill Park, Lindfield
West Sussex, U.K. RH16 2QY

     If you have any questions about this offering, please call Messrs. Goreeba or de Larrabeiti at (44) (1444) 220210 during regular business hours of the U.K. If calling from outside of the U.K., please insert 011 before dialing the number.

Expiration Date.

     The offering will remain open until all Shares offered in this offering are sold or until six months after the effective date of this prospectus date, whichever date is the earliest, and may be extended for an additional six months if we so choose to do. We may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, we may consider whether or not you expect to hold the Shares purchased in this offering long term in determining whether and to what extent we will accept your subscription. We anticipate having one or more closings of this offering whenever we receive and accept new subscriptions.

Regulation M.

     The anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to the sales in the marketplace of the shares being offered in this prospectus.

     Regulation M consists of six rules. Rule 100 is a definitional rule. Rule 101 covers the activities of underwriters, broker-dealers, and others participating in a distribution. Rule 102 governs the activities of issuers and selling security holders. Rule 103 pertains to NASDAQ passive market making. Rule 104 governs stabilization transactions and certain post-offering activities by the underwriters, and Rule 105 governs short selling in anticipation of a public offering. With certain exceptions, Regulation M precludes us and any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with a market offering. We strongly recommend selling stockholders to consult with their own legal counsel to ensure compliance with Regulation M. All of the foregoing may affect the marketability of our shares of common stock.

Previous Offering.

     Initially, the aforementioned shares of common stock were offered by us from November 14, 2005 to November 14, 2006. The SEC file number of the previous offering was 333-108308. We were unable to sell any of the shares.

LEGAL PROCEEDINGS

     We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers.

     Each of our directors is elected by the stockholders for a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors for a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our present officers and directors are set forth below:

Name	Age	Positions	Date First Held	Term of Office
Ron Schmitz	41	President, Chief Executive	October 23, 2002	to present
609 Granville Street		Officer, Secretary, Treasurer
Suite 810		& Director
Vancouver, BC V7Y 1G5

Dany Goreeba	29	Director	January 23, 2007	to present
South Lodge, Paxhill Park,
Lindfield , W. Sussex
U.K. RH16 2QY

Clive de Larrabeiti	57	Director	January 23, 2007	to present
South Lodge, Paxhill Park,
Lindfield, W. Sussex
U.K. RH16 2QY

Background of Officers and Directors.

     The principal occupation and business experience during the last five years for each of our present directors and executive officers are as follows:

Ron Schmitz, President, Chief Executive Officer, Secretary, Treasurer & Director.

      Since October 23, 2002, Ron Schmitz has been our president, chief executive officer, secretary, treasurer, chief financial officer, and chief accounting officer. Mr. Schmitz is the President of ASI Accounting Services Inc. and has held that position since July, 1995. ASI Accounting Services Inc. provides administrative, accounting and office services to public and private companies, with the majority of these companies being foreign companies and approximately 20% of these companies complying with US GAAP. Mr. Schmitz completed level 3 of the Certified General Accountant program in June, 1987. Mr. Schmitz is a director of: Gold Canyon Resources Inc. (since April 1997) and Touchstone Resources Ltd. (March 22, 1999 to Sept. 30, 1999 and March, 2001 to present); both of which are junior exploration mining public companies traded on the TSX Venture Exchange in Canada. From March 2002 to September 29, 2005, Mr. Schmitz was a director of Benem Ventures Inc. He was also a director of Bradner Ventures Ltd. (1997 to March 10, 2004) and held the office of President of that company (May 19, 2000 to March 10, 2004). Bradner Ventures was a junior mining exploration company established in June of 1983. It is quoted on the OTC Bulletin Board, Symbol BNVLF. Bradner(1) abandoned its business plan in July 2001 due to a market downturn in 2000.

Note: (1) Although Bradner Ventures currently does not have a viable mining project, it was not formed as a blank check company. Bradner Ventures operated as an active junior mining exploration company from its formation in June 1983 to July 2001 (18 years) and expended considerable funds historically on its exploration activities. Mr. Schmitz resigned from Bradner Ventures when he realized it would not be going forward with its new plans for business. We are not a blank check company as defined by Rule 419 of Regulation C under the rules of the Securities Act of 1933. We have a specific business plan to operate as a mineral exploration company, although it requires funding from this offering before we can implement this plan. We recognize Mr. Schmitz does not have professional or technical training credentials related to mineral exploration but he is very familiar and comfortable with junior mining exploration companies. As stated above, he is a director of two other active junior mining exploration companies which are currently listed on the TSX Venture Exchange. We have no intentions of merging with any other company or being acquired by another company, or to act as a blank check company as that term is defined under Rule 419 of Regulation C under the rules of the Securities Act of 1933.

     Bradner Ventures was unable to raise the necessary additional funds to continue with its mineral exploration program. At that time a high tech deal was proposed by a close personal friend of one of the directors. This transaction was never consummated. The board of directors of Bradner Ventures has maintained continuity over the last ten years and considerable funds had been expended historically on its exploration activities. Currently Bradner Ventures is in the process of reorganizing its business activities. Other than Bradner Ventures, all of the companies Mr.Schmitz has been involved with have closely followed their stated business plans and are still in operation and trading. Mr. Schmitz spent approximately 5-10% of his time on our affairs in this past year. Mr. Schmitz will devote up to 6 hours per week of his time to our business and this will increase as future circumstances may require.

Clive de Larrabeiti - Director.

     Clive de Larrabeiti has been a member of the board of directors since January 23, 2007. Mr. de Larrabeiti is the CEO and President of Mayfair Mining & Minerals, Inc, and has held these positions since August 2002. Mayfair Mining & Minerals, Inc., is a public company listed on the Frankfurt Exchange in Europe and on the Pink Sheets in the USA with privately held subsidiaries in the United Kingdom, Zambia and Madagascar. Previously, Mr. de Larrabeiti was a Director and Vice President, Corporate Finance of Net Nanny Software International Inc., a TSX-V listed company from July 1998 until March 2002. He also served as Vice President, Corporate Finance of Miranda Gold Corp, a natural resource company from September 2002 until February 2004. Miranda is a public company listed on the TSX Venture Exchange, the Frankfurt Stock Exchange and on the NASDAQ OTC Bulletin Board. From September 2002, until February 2004, he was a Corporate Consultant with Senate Capital Group, a venture capital company with headquarters in British Columbia, Canada.

Dany Goreeba - Director.

     Dany Goreeba has been a member of the board of directors since January 23, 2007. Mr. Dany Goreeba is the Managing Director of Mayfair Mining and Minerals (UK) Limited, a subsidiary of Mayfair Mining & Minerals, Inc. a public company listed on the Frankfurt Stock Exchange in Europe and on the Pink Sheets in the USA. He has held this position since August 2005. Mr. Goreeba has been an executive assistant with Mayfair Mining and Minerals (UK) Limited since April 2005. In 2002 Mr. Goreeba received his Masters Degree in Economics with specialization in Finance, Banking and International Economies, University of Toulouse 1, France. From November 2002 until September 2004 Mr. Goreeba was a Supervisor – Corporate Services – IBL Ltd. Mauritius (Formerly Deloitte Touche Offshore Services). From October 2004 until March 2005 Mr. Goreeba was Assistant Manager at the Mauritius Branch of a French Private Bank where he was responsible for a portfolio of clients.

     Our officers and directors lack professional or technical training credentials related to mineral exploration, mine development or mining.

Significant Employees.

     We have no employees who are not executive officers, but who are expected to make a significant contribution to our business.

Involvement in Certain Legal Proceedings.

     During the past five years, none of our directors or officers have been:

*	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

*	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

*

subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

*

found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Family Relationships.

     Not Applicable.

Conflicts of Interest.

     Messrs. Schmitz, Goreeba, and de Larrabeiti will be subject to conflicts of interest. The conflicts arise from their relationships with other public and even private corporations. In the future, Mr. Schmitz, Goreeba, and de Larrabeiti expect to continue to be involved in the mining businesses for other entities and such involvement could create a conflict of interests.

     Other Companies Messrs. Schmitz, Goreeba, and de Larrabeiti are involved with could be presented with mineral exploration and development opportunities we are involved with. We may participate in the same properties with these companies. Joint ventures in acquiring, exploring and mining natural resources are frequent in the industry. Messrs. Schmitz, Goreeba, and de Larrabeiti could also become aware of other mining or other exploration opportunities which we may find of interest. This would force Messrs. Schmitz, Goreeba, and de Larrabeiti to determine which company to offer the project to and from where to seek the appropriate funding. As a result there may be situations which involve a conflict of interest. Messrs. Schmitz, Goreeba, and de Larrabeiti have informed us that they will attempt to avoid dealing with such other companies in such situations where conflicts might arise and will also disclose all such conflicts and will govern themselves in respect thereof to the best of their abilities. In any event, Messrs. Schmitz, Goreeba, and de Larrabeiti have agreed to notify us and the other members of the boards of directors that may be involved, of the conflict of interest, and to abstain from voting on that subject matter.

Audit Committee Financial Expert.

     Our Board of Directors has determined that we have at least one audit committee financial expert serving on our audit committee, namely Ron Schmitz. Mr. Schmitz would not be considered independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934. Under the applicable Securities and Exchange Commission standard, an audit committee financial expert means a person who has the following attributes:

*	An understanding of generally accepted accounting principles and financial statements;

*	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

*

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

*	An understanding of internal controls and procedures for financial reporting; and

*	An understanding of audit committee functions.

     Mr. Schmitz completed level 3 of the Certified General Accountant program of the Certified General Accountants Association of Canada in June, 1987. He has provided accounting services since that time to public and private companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner	Offering	Offering	Sold	Shares are Sold
Ron Schmitz[1]	2,000,000	18.18%	2,000,000	15.38%
810 - 609 Granville St.
Vancouver, BC V7Y 1G5

Dany Goreeba [1]	0	0%	0	0%
South Lodge, Paxhill Park
Lindfield, W. Sussex
U.K. RH16 2QY

Clive de Larrabeiti [1]	7,900,000	71.81%	7,900,000	60.77%
South Lodge, Paxhill Park
Lindfield, W. Sussex
U.K. RH16 2QY

All officers and directors as	9,900,000	90.00%	9,900,000	76.15%
a group (3 Individuals)

Yeun Mi Kim	1,000,000	9.09%	1,000,000	7.69%
126 - 14 Subu-ri
Kunwi-up, Kunwi-kun
Kyung-buk
South Korea 716 800

[1]	The persons named above may be deemed to be "parents" and "promoters" of our company, within the meaning of such terms under the Securities Act of 1933, as amended.

Securities authorized for issuance under equity compensation plans.

     We have no equity compensation plans.

Future Sales of Shares.

     A total of 11,000,000 shares of common stock are issued and outstanding. The 11,000,000 shares are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three month period and the sales must be sold either in a brokers’ transaction or in a transaction directly with a market maker.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     A total of 9,900,000 shares of our stock are currently owned by our officers and directors. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell their stock into the market, the sales may cause the market price of the stock to drop.

Changes in Control.

     There are no present arrangements or pledges of our securities which may result in a change in our control.

DESCRIPTION OF SECURITIES

Common Stock.

     We are authorized to issue 100,000,000 shares of common stock, par value $0.00001 per share. We have no other classes of stock. As of September 6, 2007, we had outstanding 11,000,000 shares of common stock. All shares of the common stock are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidation rights.

     Special meetings of the shareholders may be called by our president or by our board of directors, or on the request of holders of at least ten percent of the outstanding voting shares. Holders of shares of the common stock are entitled to one vote at any meeting of the shareholders for each share of the common stock they own as of the record date fixed by the board of directors. At any meeting of shareholders, a quorum consists of one-third of our outstanding shares of the common stock entitled to vote, represented in person or by proxy. A vote of the majority of the shares of the common stock represented at a meeting will govern, even if this is substantially less than a majority of the shares of the common stock outstanding.

     There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share.

     British Columbia residents, purchasing shares under an exemption, are subject to BC resale rules which require that the hold period for the securities purchased under this offering is four months, following which resale can be made pursuant to the conditions and requirements of the exemption provided by BC Instrument 72-502.

Non-Cumulative Voting.

     The shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent of the shares of the common stock voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

Dividends.

     Our payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, on our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not paid a cash or stock dividend and do not anticipate paying any cash or stock dividends in the foreseeable future.

Transfer Agent.

     The transfer agent for our shares of common stock is Nevada Agency & Trust Co., 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

INTEREST OF NAMED EXPERTS AND COUNSEL

     No expert or counsel whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in us.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our articles of incorporation provide that we will indemnify our officers and directors to the full extent permitted by Nevada state law. Our bylaws provide that we will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission (“Commission”) such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue, unless the indemnification claim is for expenses incurred by one of the registrant’s directors, officers or controlling persons in the successful defense of any action, suit or proceeding.

BUSINESS

Business Development.

     We were incorporated on October 23, 2002 in the State of Nevada.

     We have not had any bankruptcy, receivership or similar proceeding since incorporation.

     There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We have no property other than by a recorded Bill of Sale Absolute in the name of Mr. Ron Schmitz who holds the property pursuant to a trust agreement for our benefit to one mineral claim located in British Columbia, Canada (the “Santos #516334 mineral claim”).

Our Business.

     We are a start-up, pre-exploration-stage company, and have not yet generated or realized any revenues from our business operations. An “exploration stage company”, as defined by Guide 7(a)(4)(i) to the Securities Act of 1933, is an issuer engaged in the search for mineral deposits (reserves) which are not in either the development or production stage. We have not commenced active business operations and we do not own any properties, therefore, we have no operations and are a pre-exploration company. We have no revenues and we have achieved losses since inception. We have been issued a going concern opinion and rely upon the sale of our securities and loans from officers and directors and others to fund our operations.

     We are not a blank check company. We have no intentions of merging with any other company or allowing ourselves to be acquired by another company, or to act as a blank check company as that term is defined under Rule 419 of Regulation C under the rules of the Securities Act of 1933. We have a specific business plan to operate as a mineral exploration company. We intend to aggressively pursue our business plan once we raise the necessary financing from this offering.

     On November 15, 2002, we entered into a trust agreement with Mr. Ronald Schmitz, our President. Pursuant to that agreement we acquired 100% beneficial interest to the Santos #516334 mineral claim. Mr. Schmitz initially purchased the property on October 14, 2002, pursuant to a purchase agreement between himself and Mr. Locke B. Goldsmith, in which Mr. Schmitz purchased the Santos #516334 Mineral Claim for our ultimate benefit which was not yet formed at the time; in order, that we would avoid having to pay additional mining title fees and to avoid having to establish a subsidiary at this early stage of our corporate development. Mr. Schmitz purchased the Santos #516334 Mineral Claim from Mr. Locke B. Goldsmith for a fee of CDN $600 (US$387). Mr. Goldsmith is not related to us or any of our directors or officers or stockholders. The price negotiated for the Santos #516334 mineral claim was as a result of arms-length negotiations between the parties. Mr. Schmitz has not made any profit from this transaction with the Company. The trust agreement terminates on January 1, 2008, or at our option or on the date we transfer the claim to a Canadian subsidiary corporation we incorporate in the future. Title to the mining claim we intend to explore is not held in our name. Title to this mining claim is recorded in the name of Mr. Schmitz. If Mr. Schmitz transfers this mining claim to a third person, the third person will obtain good title and we will have nothing. If that happens, we will be harmed in that we will not own the rights to any mining claim, we would have limited legal recourse and we will have to cease operations. If that event occurs, however, Mr. Schmitz will be liable to us for monetary damages for breach of his warranty of title and for breach of his fiduciary duties to us as director. The extent of these damages will be calculated so as to place us in the position we would have been in had the breach of warranty and fiduciary duties not occurred. Damages would include expenditures incurred by us in respect of the property in addition to loss of opportunity costs, the quantification of which would depend on any subsequently successful exploration of the properties.

     If at any time the results of Phase 1, Phase 2 or Phase 3 are unsuccessful, we will terminate the trust agreement and have no further obligations towards the Santos #516334 mineral claim.

     The Santos #516334 mineral claim is located an hour and a half by road north of the City of Nelson in the Province of British Columbia. The Santos mineral claim consists of eighteen cells. Cells are based on latitude and longitude and vary in size according to the area of the province. Cells in the southern British Columbia are slightly larger, averaging 21 hectares. Cells in central British Columbia average 19 hectares, while cells in northern British Columbia average 16 hectares. The size of our eighteen cells is approximately 373.694 hectares. Title to our mineral claim is held by a recorded Bill of Sale Absolute in the name of Mr. Ron Schmitz who holds the property pursuant to a trust agreement for our benefit. Our annual fee per unit for the Santos # 516334 Mineral Claim is CDN $4.00 per hectare for an aggregate total of CDN $1,495 payable to the Ministry of Energy and Mines. This payment is in lieu of completing the required work on the property.

     To date we have not performed any work on the Santos #516334 mineral claim. We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit exists in the Santos #516334 mineral claim until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility. We intend to try to develop any mineral deposits we find on the Santos #516334 mineral claim, if any, ourselves or enter into a joint venture with another mining company with more experience at that stage of operation.

     Since no exploration work has been done on the Santos #516334 mineral claim in the past by us or any other parties, there are currently no geological, governmental or other reports prepared regarding the claim.

     Mining exploration is conducted in phases. In the first phase of the exploration process a company investigates the area to find out if it could potentially contain the minerals sought. During this stage the company or its geologist reviews the available information on the area, such as previous mining history, historical geological reports, government geological maps, satellite images and often the inspection of rocks in easily accessible areas such as road cuts and quarries. Assuming a favorable report in the first stage, the company commences the process of target identification in the second phase. The second phase may involve geological mapping to identify rocks which look like those that are associated with, or contain mineral deposits. It may also include airborne geophysical surveys looking for anomalies associated with the minerals sought. This phase may also involve sampling rocks, soil or stream sediments to identify areas with anomalously high metal content. If this second phase is favorable the exploration will move to a third phase. This third phase concentrates around drill testing, trenching and excavation using machinery. The purpose of this phase is to obtain core or chips of the material below the earth’s surface which can be examined and analyzed to determine what if any subsurface minerals exist and how they relate to those materials found on the surface. If the results of the third phase indicate there may be enough of the minerals sought present in the area such that they may likely be worth mining, a fourth phase, called the evaluation phase, is undertaken. This involves detailed drilling to confirm the tonnage, grade, geometry and character of deposits. It usually involves obtaining material for processing and marketing trials. The fifth phase is mine development. This phase will only be undertaken if the fourth phase establishes mineral reserves of commercial quantities. This is a very rare occurrence. Our board of directors will rely on the independent geologist’s written report and recommendations submitted to the Board of Directors after completion of each stage of exploration to determine whether or not to undertake phases two and three. Geologists traditionally make independent recommendation in their written reports based on the laboratory analysis obtained from samples collected on a site. The Board of Directors will review these results and rely on the recommendations of the geologist to determine whether or not we should proceed to the next phase of exploration on a particular property.

      A more detailed outline of our proposed exploration program is set out under the heading “Plan of Operation” in this Prospectus. We will not move on to a subsequent phase of the exploration program until the phase we are working on is completed and the evaluation has been rendered. We will base our decision to move to the next phase on analysis of the positive or negative results of each phase, the recommendation of the geologist(s) we engage, and our cash reserves at the time of assessment to move on to the next phase or raise the necessary monies need to complete the next phase.

     We do not have any plans to go from exploration to revenue generation. We are an exploration company. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will need to incur substantial expenses to conduct further drilling and engineering studies before we will be able to establish reserves of commercial quantities. At this time, we cannot assure you that we will be able to find such a mineral deposit or obtain the necessary funds to establish its commercial feasibility.

Competitive Factors.

     The mining industry, in general, is intensively competitive and there is not any assurance that even if commercial quantities of ore are discovered, a ready market will exist for sale of same. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

Regulations.

     Our mineral exploration program is subject to the Mineral Tenure Act (British Columbia) and Regulations. This act sets forth rules for:

*	locating claims,

*	posting claims,

*	working claims, and

*	reporting work performed.

     The Mineral Tenure Act (British Columbia) and Regulations also govern the work requirements for a claim including the minimum annual work requirements necessary to maintain a claim. The holder of a mineral claim must perform exploration and development work on the claim of $4 per hectare or pay cash-in-lieu of this work. We have one claim of eighteen cells consisting of approximately 373.694 hectares.

     We are also subject to the British Columbia Mineral Exploration Code (the “Code”) that tells us how and where we can explore for minerals. We must comply with these laws to operate our business. The purpose of the Code is to assist persons who wish to explore for minerals in British Columbia to understand the process whereby exploration activities are permitted and regulated. The Code establishes Province-wide standards for mineral exploration and development activities. The Code also manages and administers exploration and development activities to ensure maximum extraction with a minimum of environmental disturbance. The Code does not apply to certain exploration work we will be conducting. Specifically, work that does not involve mechanical disturbance of the surface including:

*	Prospecting using hand-held tools,

*	Geological and geochemical surveying,

*	Airborne geophysical surveying,

*	Hand-trenching without the use of explosives, and

*	The establishment of gridlines that do not require the felling of trees.

     Subject to the results of Phase 1, the exploration activities that we may carry out in subsequent phases which are subject to the provisions of the Code are as follows:

*	Drilling, trenching and excavating using machinery, and

*	Disturbance of the ground by mechanical means (blasting).

     Prior to proceeding with any exploration work subject to the Code we must apply to the Ministry of Energy and Mines, Energy and Minerals Division, for a notice of work permit. In this notice we will be required to set out the location, nature, extent and duration of the proposed exploration activities. The time line for obtaining this work permit is two weeks. There is no cost associated with obtaining this permit.

     The exploration permit that may be required for activities in phases subsequent to Phase 1 is the only permit or license we will need to explore for minerals on the Santos #516334 mineral claim and it will be granted as a matter of right.

Environmental Laws.

     We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our Phase 1 and 2 programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended two phases described above. Because there is presently no information on the size, tenure, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees and Employment Agreements.

     At present, we have no employees, other than Messrs. Schmitz, Goreeba, and de Larrabeiti, our officers and directors, who are not compensated for their services. Messrs. Schmitz, Goreeba, and de Larrabeiti do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees. We intend to hire independent geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into any negotiations or contracts with any of them. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

Reports to Securities Holders.

     As of the date of this Prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by us with the Commission pursuant to the informational requirements of the Securities Exchange Act of 1934 will be available for inspection and copying at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. Copies of such material may be obtained from the public reference section of the Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our reports and other documents filed with the Commission may also be available electronically at www.sec.gov.

     We may elect not to file a Form 8-A or other Registration Statement under the Securities Exchange Act of 1934 and therefore, will only be subject to Section 15(d) following the effective date, therefore the proxy rules, short-swing profits regulations, beneficial ownership reporting regulations and the bulk of the tender offer regulations will not apply to us initially.

     After we complete this offering, we will not be required to furnish you with an annual report. Further we will not voluntarily send you an annual report.

PLAN OF OPERATION

Forward Looking Information.

     This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:

believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our Proposed Plan of Operation.

     We are a start-up, pre-exploration stage company and have not yet generated or realized any revenues from our business operations. The Santos #516334 mineral claim is without known mineralization and our proposed program is exploratory in nature. We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed. Specifically, we intend to explore for silver, zinc and lead on the Santos #516334 mineral claim.

     If we raise the maximum amount of this offering, we will begin Phase 1 and complete Phase 1 approximately sixty days after we begin. Phase 1 would take approximately one and one-half months and we believe it will cost approximately US$10,000 to its complete Phase 1. We would then start Phase 2 approximately sixty days after completing Phase 1, weather permitting. Phase 2 will take approximately three months and cost approximately US$35,000 for its completion. We will start Phase 3 approximately sixty days after completing Phase 2 and expect to complete Phase 3 in approximately six months. The cost of Phase 3 will be approximately US$60,000. We cannot work from December to May because of bad weather conditions. If we raise the maximum amount of funds under this offering, we will not need any more funding for Phases 1, 2 and 3. If we do not raise the maximum amount of funds under this offering, then we will have to raise more money through private placements, public offerings or by bringing in other partners. The money we raise from this offering will determine how long we can satisfy our cash requirements. If we do not raise enough funds, we will have to raise additional funds within the next 12 months or go out of business. We will need a minimum of US$6,000 in order to meet the expenses associated with meeting the periodic reporting requirements of a public company. As of June 30, 2007 our cash balance was $5,046. Without additional financing, we would not be able to continue beyond three to six months. Mr. Schmitz, our president, has orally agreed to provide the necessary funds for our reporting requirements if we are unable to raise the necessary funds. The commitment from Mr. Schmitz is not in writing. His commitment may not be enforceable, as we have not given any consideration to Mr. Schmitz to make it a binding agreement. Should Mr. Schmitz not provide us with the funds necessary to cover our operating expenses, we would cease to exist within six months or less.

     If the results of Phase 1 or 2 are not successful and we choose not to continue Phase 2 or 3, we will seek to acquire other claims for exploration as we are an exploration company. We will not acquire claims from related parties.

     We need to raise the maximum amount of this offering or we may not be able to continue for the next 12 months unless we obtain additional capital to pay our bills. We have not generated any revenues and no revenues are anticipated unless and until silver, lead or zinc are discovered on the property in which we have an interest. Accordingly, we would need to raise cash from other sources than the sale of the silver, lead or zinc. We will be conducting research in connection with the exploration of the property on which we own mining interests. We are not going to buy or sell any plant or significant equipment. We do not expect a change in the number of our employees.

     We intend to implement an exploration program, designed to target zinc, lead and silver reserves, as these elements have been historically found in this region. In particular there have been a number of lead, silver and zinc producing mines in the Slocan Mining District where this claim is situated; although, there has been no such exploration on the Santos mineral claim. We intend to proceed in the following three phases all of which will be supervised by Mr. Ron Schmitz, our President and by an independent geologist and other contractors hired by him on our behalf. We will assess the success of Phase 1 and Phase 2 of our exploration program, based on the written report and recommendations of a qualified, independent geologist, before proceeding any further. Should we not achieve a successful result based on these assessments, we will abandon this claim and look for other mining properties. We will not hire anyone to start exploration until we receive funds from this offering to start exploring for minerals on the Santos #516334 mineral claim.

     Phase 1. Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, and others familiar with the prospect area where the Santos #516334 mineral claim is located.

     When the research is completed, our initial work will be augmented with geologic mapping which includes taking measurement of regular spacing from a reference location for sample sites, preliminary examination and description of rock and mineral types for use in preparation of maps which show location and features of each rock or mineral occurrence, if present. The geologic mapping on the property will be done by taking rock and soil samples throughout the property which have been measured from a reference location for analysis in a laboratory to determine the quantities of certain of the metallic and non metallic elements in each sample . On areas with no rock outcrops, we will do soil survey grids. We will also analyze surface outcrops of rock and the topography of the property to assist in the geologic mapping.

     We will also conduct geochemical testing during Phase 1. Rock and soil samples will be taken from the property and taken to a laboratory where a determination of the elemental make up of the sample and the exact concentrations of mineral composition (lead, silver or zinc) will be made. We will then compare the relative concentrations of mineral samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance and determine whether or not the Santos #516334 mineral claim has current economic potential and whether further exploration is warranted.

     Phase 1 will take about one and a half months and cost up to $10,000. We will rely on our independent geologist’s written report and recommendations based on his laboratory analysis to determine if we should proceed to Phase 2.

     Phase 2. Subject to the results of the report provided by the results obtained in Phase 1, we will continue to Phase 2. Phase 2 will consist of a detailed description of rock and mineral types for use in preparation of maps which show the location and features of each rock or mineral occurrence, if present. Phase 2 will consist of a collection of rock and soil samples at additional sites, which may be measured from a reference location, for analysis in a laboratory to determine the quantities of certain of the metallic and non-metallic elements in each sample. Digging pits or trenches through soil to expose rock for purposes of sampling and description of rock or mineral occurrences might be part of the program.

     Trenches or pits could be one to two metres deep and could be from several metres to a hundred or more metres in length. We anticipate that we will rely primarily on more extensive trenching during Phase 2 to identify the extent of mineralization. We estimate that Phase 2 will take about three months to complete and cost up to $35,000.

     Subject to the results provided by the independent geologist written report and recommendations based on his laboratory analysis of Phase 2, we will determine if the property warrants a Phase 3 study.

     Phase 3. Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. Phase 3 will take about 6 months and cost up to $60,000. We do not anticipate commencing Phase 3 until May 2009.

     If the geologist’s report based on his laboratory analysis advises that the results of each Phase is not successful, we will explore other mineral properties.

     We intend to try to develop any mineralization ourselves or enter into a joint venture with another mining company with more experience at that stage of operation. The three phases of exploration will be conducted by a qualified independent geologist with reasonable experience in exploration of lead, silver and zinc mineral properties. The exploration will be supervised by Mr. Schmitz, our President. Mr. Schmitz has had extensive experience with junior mining exploration companies as an accountant and a director and officer but is not a geologist or engineer.

     We will be conducting research in connection with the exploration of the Santos #516334 mineral claim. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Capital Requirements of Our Proposed Exploration Program.

     For all three phases of our proposed exploration program, we anticipate the capital costs to be approximately $105,000. This amount will include all costs in respect of the equipment we will need during each phase (including rental of a backhoe and a drill, as well as the purchase of hand tools and explosives); the services of a professional independent geologist who will be responsible for geologic mapping, soil sampling, and supervision; the services of field workers who will be responsible for general labor, including trenching, and site maintenance; food and camp supplies; and analysis of samples, including shipping of samples to laboratory and testing analysis.

Need for Additional Capital.

     If we are successful in selling the 2,000,000 shares of common stock offered under this prospectus, management believes we will have sufficient capital to complete all three exploration phases proposed for the Santos #516334 mineral claim. We will assess whether to proceed with Phase 2 of the exploration program upon completion of Phase 1 and an evaluation of the results of the Phase 1 program. Similarly, we will assess whether to proceed with Phase 3 of the exploration program upon completion of Phase 2 and an evaluation of the results of the Phase 2 program.

     If our exploration activities are successful we plan to either further develop the Santos #516334 mineral claim on our own or enter into a joint venture with another mining company with more experience at that stage of operation. We will need a considerable amount of additional capital if we are to proceed to further development of the Santos #516334 mineral claim.

     If we are unable to sell more than 500,000 shares of the planned offering we will only have sufficient capital available to fund the Phase 1 exploration program and we would have to search for additional financing at that time or suspend operations.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue or expand our operations. Equity financing could result in additional dilution to existing shareholders.

DESCRIPTION OF PROPERTY

Mining Properties - General.

     On October 14, 2002, Ronald Schmitz, our President and a member of the board of directors, acting as Trustee on our behalf and prior to our formation, entered into a purchase agreement to acquire one mineral claim, for our ultimate benefit, from Mr. Goldsmith. Mr. Goldsmith is an independent geologist who is known to the mining community in British Columbia. He is not related to any of our officers or directors and/or affiliates. The mineral claim consists of 18 cell in British Columbia, Canada known as the Santos #516334 mineral claim. This acquisition was subsequently recorded in the BC Mining Office on November 15, 2002. The previous claim number for the Santos #516334 mineral claims was changed from 256380 to 516334 when our claim was converted to cells in 2005 under the new Mineral Titles Online registry in British Columbia.

     Subsequent to Mr. Schmitz’s purchase of the mineral claim, we entered into a trust agreement, dated November 15, 2002, with Mr. Schmitz in order to avoid having to pay additional mining title fees and to avoid having to establish a subsidiary at this early stage of our corporate development. The trust agreement terminates on January 1, 2008, or at our option or on the date we transfer the Santos #516334 mineral claim to a Canadian subsidiary corporation we incorporate in the future. If at anytime the results of Phase 1, Phase 2 or Phase 3 are unsuccessful, we will terminate the trust agreement and have no further obligations towards the Santos # 516334 mineral claim.

     A mining claim is generally described to be that portion of the public mineral lands which a miner, for mining purposes, takes and holds in accordance with local mining laws but is also described to mean a parcel of land which might contain precious metals in the soil or rock. The Santos #516334 mineral claim consists of eighteen cells. Cells are based on latitude and longitude and vary in size according to the area of the province. In British Columbia, cells in the southern British Columbia are slightly larger, averaging 21 hectares. Cells in central British Columbia average 19 hectares, while cells in northern British Columbia average 16 hectares. The size of our eighteen cells is approximately 373.694 hectares. The source of power utilized on the property where the Santos #516334 mineral claim is located is diesel power.

     To date we have not performed any work on the Santos #516334 mineral claim and have spent no monies on exploration activities.

Legal Status of Santos #516334 Mineral Claim.

     The Santos #516334 mineral claim was purchased from Mr. Locke B. Goldsmith, M.Sc., P.Eng., P.Geo, due to its location in a historic mining area that generally had previously producing lead, silver and zinc mines in other claims. Mr. Goldsmith is a qualified, independent geologist, as per definition in National Instrument 43-101 in Canada and a 40-year veteran of the mining industry. Mr. Goldsmith transferred ownership of the Santos #516334 mineral claim to Mr. Ronald Schmitz on October 14, 2002, by a recorded Bill of Sale Absolute in the name of Ron Schmitz who holds the property pursuant to a trust agreement for our benefit. The Bill of Sale Absolute was registered in the BC Mining Office on November 15, 2002. Mr. Schmitz holds the mining rights to the Santos #516334 mineral claim which thereby gives him or his designated agent, the rights to mine and recover all of the minerals contained within the surface boundaries of the claim continued vertically downward. In the event Mr. Schmitz was to grant ownership to a third party, they would obtain good title and we would have nothing. Mr. Schmitz would, however, be liable to us for monetary damages for breach of the trust agreement he signed with us on November 15, 2002.

     Since there has been no prior exploration on the property, we are not aware of any mineralization found on the property. Also, there are no geological or mining engineering reports regarding the Santos #516334 mineral claim. A fully qualified and independent geologist, will conduct the exploration work in phases I to III and will provide us with a technical report at that time. Also, none of our officers or directors have as yet, visited the property.

     Under British Columbia law, if the ownership of the Santos #516334 mineral claim were to be passed to us and the ownership were to be recorded in our name, we would have to pay a minimum of $500 and file other documents since we are a foreign company in Canada. We would also be required to form a British Columbia company which would necessitate a board of directors, a majority of which would have to be British Columbia residents, and obtain audited financial statements for that company. We have decided that if valuable mineral deposits are discovered on the Santos #516334 mineral claim and it appears that it might be economical to remove the ore, we will record the ownership, pay the additional fees and file as a foreign Company or establish a corporate subsidiary in British Columbia. The decision to record or not record is solely within our province.

     All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Santos #516334 mineral claim, that is the province of British Columbia.

     In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. The legislation ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Santos #516334 mineral claim is one such acquisition. Accordingly, fee simple title to the Santos #516334 mineral claim resides with the Crown. The Santos #516334 mineral claim is a mining lease issued pursuant to the British Columbia Mineral Act to Mr. Schmitz. The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

     The Santos #516334 mineral claim is unencumbered and there are no competitive conditions which affect the Santos #516334 mineral claim. Further, there is no insurance covering the Santos #516334 mineral claim. We believe that no insurance is necessary since the Santos #516334 mineral claim is unimproved and contains no buildings or improvements.

Claim Status.

     The name, tenure number, date of recording and expiration date of the Santos mineral claim is as follows:

	Claim Name	Tenure Number	Recording Date	Expiry Date
	Santos	516334	November 15, 2002	August 19, 2008

Note:	(1) The former tenure number 256380 was changed to #516334 when the claim was converted
	in 2005 under the new Mineral Titles Online registry system in British Columbia.

     The Santos #516334 mineral claim consists of eighteen cells. Cells are based on latitude and longitude and vary in size according to the area of the province. Cells in the southern British Columbia are slightly larger, averaging 21 hectares. Cells in central British Columbia average 19 hectares, while cells in northern British Columbia average 16 hectares. The size of our eighteen cells is approximately 373.694 hectares. Title to our mineral claim is held by a recorded Bill of Sale Absolute in the name of Ron Schmitz, which has been filed as Exhibit 10.1 to this prospectus. Mr. Ron Schmitz holds the property pursuant to a trust agreement for our benefit. The Santos #516334 mineral claim was selected for acquisition due to its cost, previously recorded surrounding exploration, development and extraction work and because the Santos #516334 mineral claim is not located in an environmentally sensitive region.

     Information regarding the Claim can be determined by reviewing the British Columbia government website located at http://www.mapplace.ca/. This website contains a detailed description of the rock formation and mineralization of all staked lands in British Columbia. The information can be viewed by clicking on “The Map Place”, then, after downloading “MapPlace Lite WMS Viewer”, by clicking on “Main Maps” and then “Mineral Titles Map”. You can then enter in claim tenure number in the “Zoom GoTo” search window to view the area of the Santos #516334 mineral claim. For title information you can go back to the “Mineral Titles Map” in the lower window, under the heading “Contents”, then “Database Searches”, click on “Tenure Number” and enter the claim tenure number as indicated above to view the “Mineral Titles Tenure Detail”. This website database contains a detailed description of the rock formation, mineralization and ownership of all staked lands in British Columbia.

     To keep the Santos #516334 mineral claim in good standing, such that it does not expire on the dates indicated in the preceding, we must perform exploration and development work on the claim on or before August 19, 2008 or pay $4 per hectare to prevent the Santos #516334 mineral claim from reverting to the Crown.

     It is our intention to incorporate a Canadian subsidiary company and record the ownership in the name of our subsidiary if lead, silver or zinc is discovered on the Santos #516334 mineral claim and it appears that it would be economically viable to commercially mine the Santos #516334 mineral claim. We are a pre-exploration stage company. There is no assurance that a commercially viable mineral deposit exists on the Santos #516334 mineral claim. Exploration will be required before we can make an evaluation as to the economic and legal feasibility of the Santos mineral claim.

Location and Access.

     The Santos #516334 mineral claim is located on the lower slopes of Mount Carpenter at the north end of the Kokanee Range in the Selkirk Mountains. Highway 31A passes through the south part of the Santos #516334 mineral claim, approximately 8 kilometers east of the village of New Denver. Another accessible road departs northerly from Highway 31A at Three Forks and parallels Kane Creek through the southern and eastern parts of the Santos #516334 mineral claim. Various trails provide additional access.

Physiography.

     The Santos #516334 mineral claim is snow-free from May through November, allowing a six or seven-month exploration season. The location of the Santos #516334 mineral claim is within easy commuting distance of New Denver, which has grocery stores, restaurants, motels and banking facilities. The City of Nelson, which is one hour and a half by road to the south, is the nearest major center.

Geology of Area Where Santos #516334 Mineral Claim is Located.

     The area where the Santos #516334 mineral claim is located consists primarily of rocks known as the Slocan group of Jurassic age rocks. The Slocan group of Jurassic age rocks are composed of rocks, sand, clay, and mixtures of sand and clay, now solidified into sandstone (quartzite), claystone (slate) and an admixture of the two (argillite).

     The original horizontal beds of various rocks have been tilted by processes of earth movement so that the beds are now on edge, with the long axis of the edges oriented in a north-northwesterly direction, with the slope so measured on the tops of the beds variable to the northeast and southwest. Intrusive rocks of variable composition have been injected into and are younger than Slocan Group rocks

Proposed Program of Exploration.

     There is no recorded history of prior exploration of the Santos #516334 mineral claim. We intend to conduct initial exploration of the Santos #516334 mineral claim to determine if there are commercially exploitable lead, silver or zinc mineral deposits. Historically, there have been several lead, silver and zinc mines in the area surrounding the Santos #516334 mineral claim. We anticipate a three phase exploration program to properly evaluate the potential of the Santos #516334 mineral claim. We must conduct exploration to determine what minerals, if any, exist on the Santos #516334 mineral claim and if any minerals which are found can be economically extracted and profitably processed. Our proposed program of exploration is explained in more detail in this prospectus under “Management Discussion and Analysis and Plan of Operation”.

History of Previous Work.

     The Santos #516334 mineral claim is located in a historic mining district and is located between three former silver, lead and zinc producing mines. There is, however, no recorded history of prior exploration on our claim. No mineralization is known on our claim.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 5, 2002, we issued a total of 2,000,000 shares of restricted common stock to Mr. Ronald Schmitz, our president, in consideration of $200.00 and on November 21, 2002, we issued a total of 8,000,000 shares of restricted common stock to Ernest Rogers, who was then a member of the board of directors, but has since resigned, in consideration of $800.00. On April 5, 2006, Mr. Rogers sold 7,900,000 shares of his common stock to Clive de Larrabeiti, one of our directors in consideration of $790.00.

     Since our inception, Mr. Schmitz, advanced loans to us in the total sum of $68,755.50, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date. Mr. Schmitz will accept repayment from us when money is available. We plan to repay Mr. Schmitz $25,694 from the proceeds of this offering provided that we raise the maximum amount.

     On November 15, 2002, we entered into a trust agreement with Ronald Schmitz, our president. Under the agreement Mr. Schmitz has agreed to act as trustee to hold the Santos #516334 mineral claim on our behalf until January 1, 2008 or until we decide to either terminate the agreement or transfer the interest in the Santos #516334 mineral claim to a Canadian subsidiary to be formed. The trust allows us to investigate the property without the expense of additional mining office fees and the need to establish a Canadian subsidiary at this early stage of our corporate development.

     Messrs. Schmitz, Goreeba, and de Larrabeiti are involved with several other mining exploration companies. As a result a conflict of interest between us and one of these other companies may arise from time to time. We have not formulated a policy for the resolution of such conflicts at this time.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

     No public market has been established for our common stock. There are at present no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our securities. There is no assurance that a trading market will ever develop for our common stock or, if such a market does develop, that it will continue. We have no common equity subject to outstanding purchase options or warrants. We have no securities convertible into our common equity. We do have common equity that can be sold pursuant to Rule 144 under the Securities Act of 1933. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly registered by us.

     As of September 6, 2007, there were 11,000,000 shares of common stock outstanding, held by four shareholders of record, two of which are our directors. On completion of this offering, we will have 13,000,000 shares of common stock outstanding, assuming all 2,000,000 shares offered are sold. After the offering, 2,000,000 of the 13,000,000 shares of common stock outstanding will be immediately tradeable without restriction under the Securities Act of 1933 except for any shares purchased by an “affiliate” of ours, as that term is defined in the Securities Act of 1933, as amended. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act of 1933, as amended.

Dividends.

     No dividends have been paid to date and none is expected to be paid in the foreseeable future.

Equity Compensation Plan.

     We do not have any securities authorized for issuance under any equity compensation plans.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending December 31, 2006 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ron Schmitz	2006	0	0	0	0	0	0	0	0
President & Treasurer	2005	0	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	0

     We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Director’s Compensation Table
	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ron Schmitz	0	0	0	0	0	0	0

Dany Goreeba	0	0	0	0	0	0	0

Clive de Larrabeiti	0	0	0	0	0	0	0

Option/SAR Grants.

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards.

     We do not have any long-term incentive plans.

Indemnification.

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Affiliates & Underwriters.

     The Company does not have any affiliates and is not using an underwriter in conducting this offering.

Legality of the Shares.

     The legality of the Shares offered hereby has been passed upon by Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201.

Experts.

     Our financial statements for the period from inception to December 31, 2006 included in this prospectus have been audited by Amisano Hanson, Independent Public Accountants, of 604 - 750 West Pender Street Vancouver, British Columbia, Canada V6C 2T7, as set forth in their report included in this prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     We have had no change in, or disagreements with, our principal independent accountant since our formation in 2002.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31.

     Our unaudited financial statement for the fiscal quarter ended June 30, 2007, and our audited financial statement from inception to December 31, 2006, immediately follow:

[Financials Begin on Next Page]

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
INTERIM BALANCE SHEETS
June 30, 2007 and December 31, 2006
(Stated in US Dollars)
(Unaudited)

	June 30,	December 31,
ASSETS	2007	2006

Current
Cash	$5,046	$2,679
Prepaids	5,000	-

	$10,046	$2,679

LIABILITIES

Current
Accounts payable and accrued liabilities	$13,500	$6,000
Advances payable – Note 4	22,500	-
Advances from a director – Note 5	68,756	68,756

	104,756	79,756

STOCKHOLDERS’ DEFICIENCY

Common stock, $0.00001 par value
100,000,000 shares authorized
11,000,000 shares issued (2006: 11,000,000)	110	110
Additional paid-in capital	18,334	14,048
Deficit accumulated during the pre-exploration stage	(113,154)	(86,235)

	(94,710)	(72,077)

	$10,046	$2,679

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
INTERIM STATEMENTS OF OPERATIONS
for the three and six month periods ended June 30, 2007 and 2006 and for the period October 23, 2002 (Date of Inception) to June 30, 2007
(Stated in US Dollars)
(Unaudited)

					October 23,
					2002 (Date of
	Three months ended		Six months ended		Inception) to
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007

Expenses
Audit and accounting fees	$1,500	$2,152	$7,500	$6,152	$40,409
Bank charges	35	44	133	126	823
Foreign exchange loss	-	(39)	-	255	36
Interest on advances – Notes 4 and 5	2,590	2,814	4,286	4,033	16,957
Legal fees	-	1,000	15,000	12,200	45,600
Mineral claim and pre-exploration
costs	-	-	-	-	3,921
Office	-	-	-	-	217
Registration and filing fees	-	200	-	200	5,191

Net loss for the period	$(4,125)	$(6,171)	$(26,919)	$ (22,966)	$(113,154)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares
outstanding	11,000,000	11,000,000	11,000,000	11,000,000

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
INTERIM STATEMENTS OF CASH FLOWS
for the six month periods ended June 30, 2007 and 2006 and
for the period October 23, 2002 (Date of Inception) to June 30, 2007
(Stated in US Dollars)
(Unaudited)

			October 23,
			2002 (Date of
	Six months ended		Inception) to
	June 30,		June 30,
	2007	2006	2007

Cash Flows used in Operating Activities
Net loss for the period	$(26,919)	$(22,966)	$(113,154)
Contribution of capital by shareholder for mineral
claim cost	-	-	387
Interest on advances	4,286	4,033	16,957
Changes in non-cash working capital balances related
to operations
Prepaids	(5,000)	-	(5,000)
Accounts payable and accrued liabilities	7,500	(3,784)	13,500

	(20,133)	(22,717)	(87,310)

Cash Flows from Financing Activities
Common stock issued	-	-	1,100
Advances payable	22,500	-	22,500
Advances from a director	-	23,500	68,756

	22,500	23,500	92,356

Increase in cash during the period	2,367	783	5,046

Cash, beginning of the period	2,679	4,003	-

Cash, end of the period	$5,046	$4,786	$5,046

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
INTERIM STATEMENTS OF STOCKHOLDERS’ DEFICIENCY
for the period October 23, 2002 (Date of Inception) to June 30, 2007
(Stated in US Dollars)
(Unaudited)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Pre-exploration
	Number	Par Value	Capital	Stage	Total

Common stock issued for cash
– $0.0001	10,000,000	$100	$900	$-	$1,000

Contribution of capital by shareholder	-	-	387	-	387
Net loss for the period	-	-	-	(8,001)	(8,001)

Balance, December 31, 2002	10,000,000	100	1,287	(8,001)	(6,614)
Common stock issued for cash
– at $0.0001	1,000,000	10	90	-	100
Net loss for the year	-	-	-	(11,435)	(11,435)

Balance, December 31, 2003	11,000,000	110	1,377	(19,436)	(17,949)
Net loss for the year	-	-	-	(6,415)	(6,415)

Balance, December 31, 2004	11,000,000	110	1,377	(25,851)	(24,364)
Imputed interest	-	-	6,300	-	6,300
Net loss for the year	-	-	-	(29,473)	(23,173)

Balance, December 31, 2005	11,000,000	110	7,677	(55,324)	(47,537)
Imputed interest	-	-	6,371	-	6,371
Net loss for the year	-	-	-	(30,911)	(30,911)

Balance, December 31, 2006	11,000,000	110	14,048	(86,235)	(72,077)
Imputed interest	-	-	4,286	-	4,286
Net loss for the period	-	-	-	(26,919)	(26,919)

Balance, June 30, 2007	11,000,000	$110	$18,334	$(113,154)	$(94,710)

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE INTERIM STATEMENTS
June 30, 2007
(Stated in US Dollars)
(Unaudited)

Note 1 Interim Reporting

While the information presented in the accompanying interim six month financial statement is unaudited, it includes all adjustments which are in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. It is suggested that these financial statements be read in conjunction with the Company’s December 31, 2006 audited financial statements.

Note 2 Continuance of Operations

The financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At June 30, 2007, the Company had not yet achieved profitable operations, has accumulated losses of $113,154 since its inception, has a working capital deficiency of $94,710 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they due come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there are no assurance of additional funding being available.

Note 3 Mineral Claim

On November 15, 2002, the Company acquired one mining claim consisting of twelve units located in the Province of British Columbia, Canada for $387 (CDN$600), contributed by a shareholder of the Company. This claim was acquired on behalf of the Company by a director of the Company pursuant to a trust agreement. The claim has not proven to have commercially recoverable reserves and therefore the acquisition costs have been expensed. Subsequent to June 30, 2007, the Company renewed its mineral claim such that the claim has an expiration date of August 19, 2008. The Company intends to renew its mineral claims prior to expiry.

Knightsbridge Resources Inc.
(A Pre-exploration Stage Company)
Notes to the Interim Statements
June 30, 2007
(Stated in US Dollars)
(Unaudited) - Page 2

Note 4 Advances Payable

The advances payable are unsecured, non-interest bearing and have no specific terms for repayment. During the six month period ended June 30, 2007, imputed interest of $877 was expensed and credited to additional paid-in capital.

Note 5 Advances from a Director

The advances from a director are unsecured, non-interest bearing and due on demand. During the six month period ended June 30, 2007, imputed interest of $3,409 was expensed and credited to additional paid-in capital.

Note 6 Non-cash Transactions

Investing and financing activities that do not have an impact on current cash flows are excluded from the statement of cash flows.

During the six months ended June 30, 2007, the Company recorded the imputed interest expense of $3,409 with respect to a loan from a director of the Company and imputed interest expense of $877 with respect to a loan from an investor. Additional paid-in capital has been increased accordingly.

These transactions have been excluded from the statement of cash flows.

A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Knightsbridge Resources Inc.

We have audited the accompanying balance sheets of Knightsbridge Resources Inc. (A Pre-exploration Stage Company) as of December 31, 2006 and 2005 and the related statements of operations, cash flows and stockholders’ deficiency for the years ended December 31, 2006 and 2005 and the period October 23, 2002 (Date of Inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Knightsbridge Resources Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and the period October 23, 2002 (Date of Inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, has no established source of revenue and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Vancouver, Canada		AMISANO HANSON
May 24, 2007	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE:	604-689-0188
VANCOUVER CANADA	FACSIMILE:	604-689-9773
V6C 2T7	E-MAIL:	amishan@telus.net

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
BALANCE SHEETS
December 31, 2006 and 2005
(Stated in US Dollars)

ASSETS	2006	2005

Current
Cash	$2,679	$4,003

LIABILITIES

Current
Accounts payable and accrued liabilities	$6,000	$6,284
Advances from a director – Note 4	68,756	45,256

	74,756	51,540

STOCKHOLDERS’ DEFICIENCY

Common stock, $0.00001 par value – Note 1
100,000,000 shares authorized
11,000,000 shares issued (2005: 11,000,000)	110	110
Additional paid-in capital	14,048	7,677
Deficit accumulated during the pre-exploration stage	(86,235)	(55,324)

	(72,077)	(47,537)

	$2,679	$4,003

Nature and Continuance of Operations – Note 1
Commitment – Notes 1 and 6
Subsequent Event – Note 6

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENTS OF OPERATIONS
for the years ended December 31, 2006 and 2005
and for the period October 23, 2002 (Date of Inception) to December 31, 2006
(Stated in US Dollars)

			October 23,
			2002 (Date of
			Inception) to
			December 31,
	2006	2005	2006

Expenses
Audit and accounting fees	$10,652	$11,119	$32,909
Bank charges	213	146	690
Foreign exchange loss (gain)	286	(108)	36
Interest on advances from a director – Note 4	6,371	6,300	12,671
Legal fees	11,200	9,400	30,600
Mineral claim and pre-exploration costs	1,495	288	3,921
Office	94	77	217
Registration and filing fees	600	2,251	5,191

Net loss for the period	$(30,911)	$(29,473)	$(86,235)

Basic and diluted loss per share	$0	$0

Weighted average number of shares outstanding	11,000,000	11,000,000

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENTS OF CASH FLOWS
for the years ended December 31, 2006 and 2005
and for the period October 23, 2002 (Date of Inception) to December 31, 2006
(Stated in US Dollars)

			October 23,
			2002 (Date of
			Inception) to
			December 31,
	2006	2005	2006
Cash Flows used in Operating Activities
Net loss for the period	$(30,911)	$(29,473)	$(86,235)
Items not affecting cash:
Contribution of capital by shareholder for mineral claim cost	-	-	387
Interest on advances from a director	6,371	6,300	12,671
Change in non-cash working capital balance related to operations
Accounts payable and accrued liabilities	(284)	(1,408)	6,000

	(24,824)	(24,581)	(67,177)

Cash Flows from Financing Activities
Common stock issued	-	-	1,100
Advances from a director	23,500	27,212	68,756

	23,500	27,212	69,856

Increase (decrease) in cash during the period	(1,324)	2,631	2,679

Cash, beginning of the period	4,003	1,372	-

Cash, end of the period	$2,679	$4,003	$2,679

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
STATEMENT OF STOCKHOLDERS’ DEFICIENCY
for the period October 23, 2002 (Date of Inception) to December 31, 2006
(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Common Shares		Paid-in	Pre-exploration
	Number	Par Value	Capital	Stage	Total

Common stock issued for cash – at $0.0001	10,000,000	$100	$900	$-	$1,000
Contribution of capital by shareholder	-	-	387	-	387
Net loss for the period	-	-	-	(8,001)	(8,001)

Balance, December 31, 2002	10,000,000	100	1,287	(8,001)	(6,614)
Common stock issued for cash – at $0.0001	1,000,000	10	90	-	100
Net loss for the year	-	-	-	(11,435)	(11,435)

Balance, December 31, 2003	11,000,000	110	1,377	(19,436)	(17,949)
Net loss for the year	-	-	-	(6,415)	(6,415)

Balance, December 31, 2004	11,000,000	110	1,377	(25,851)	(24,364)
Imputed interest – Note 4	-	-	6,300	-	6,300
Net loss for the year	-	-	-	(29,473)	(29,473)

Balance, December 31, 2005	11,000,000	110	7,677	(55,324)	(47,537)
Imputed interest – Note 4	-	-	6,371	-	6,371
Net loss for the year	-	-	-	(30,911)	(30,911)

Balance, December 31, 2006	11,000,000	$110	$14,048	$(86,235)	$(72,077)

SEE ACCOMPANYING NOTES

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006 and 2005
(Stated in US Dollars)

Note 1 Nature and Continuance of Operations

The Company is in the pre-exploration stage. The Company has acquired one mining claim consisting of twelve units located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement, if any, and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $86,235 since its inception, has a working capital deficiency of $77,077 and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

During the year ended December 31, 2005, the Company obtained approval from the Securities and Exchange Commission for the sale to the general public of up to 2,000,000 of the Company’s common shares at $0.10 per share. On November 14, 2006, the offering period expired. The Company terminated the offering and withdrew the registration statement. All securities were unsold. The Company intends to file a new Form SB-2 with the Securities and Exchange Commission for the sale of up to 2,000,000 of the Company’s common shares at $0.10 per share. Management considers that the Company will also be able to obtain additional funds from related party advances; however, there is no assurance that these sources of additional funding will be available.

The Company was incorporated in the State of Nevada on October 23, 2002.

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006 and 2005
(Stated in US Dollars) - Page 2

Note 2 Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Pre-exploration Stage Company

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

Capitalization of Mineral Claim Costs

Cost of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value. Expenditures for mining equipment are capitalized and depreciated over their useful life.

Environmental Costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 “Accounting for Income Taxes” (“FAS 109”). Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006 and 2005
(Stated in US Dollars) - Page 3

Note 2 Summary of Significant Accounting Policies – (cont’d)

Basic and Diluted Loss Per Share

The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No., 128, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. The Company has no outstanding debt or stock options, which are convertible into common stock. Diluted loss per share has not been provided, as it would be antidilutive.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and advances from a director approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Foreign Currency Translation

Monetary assets and liabilities denominated in a foreign currency are translated into US dollars at exchange rates prevailing at the balance sheet date and non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction dates. Foreign currency denominated revenues and expenses are translated at exchange rates prevailing at the transaction dates. Gains or losses arising from the translations are recognized in the current year.

Recently Issued Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”. The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax position. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on the Company’s consolidated financial position, results of operations or cash flows; however, the Company is still analyzing the effects of FIN 48.

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006 and 2005
(Stated in US Dollars) - Page 4

Note 3 Mineral Claim

On November 15, 2002, the Company acquired one mining claim consisting of twelve units located in the Province of British Columbia, Canada for $387 (CDN$600), contributed by a shareholder of the Company. This claim was acquired on behalf of the Company by a director of the Company pursuant to a trust agreement. The claim has not proven to have commercially recoverable reserves and therefore the acquisition costs have been expensed. During the year ended December 31, 2006, the Company renewed its mineral claim such that the claim has an expiration date of August 19, 2007. The Company intends to renew its mineral claims prior to expiry.

Note 4 Advances from a Director – Note 6

The advances from a director are unsecured, non-interest bearing and due on demand. During the year ended December 31, 2006, imputed interest of $6,371 was expensed (2005: $6,300) and credited to additional paid-in capital.

Note 5 Income Taxes

The following table summarizes the significant components of the Company’s deferred tax assets:

	December 31,
	2006	2005

Deferred tax assets
Tax loss carryforwards	$13,391	$7,354
Valuation allowance	(13,391)	(7,354)

	$-	$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net losses. At December 31, 2006, the Company has accumulated tax loss carryforwards totalling $78,564 which will begin to expire commencing in 2022, the benefit of which has not been recorded in the financial statements.

KNIGHTSBRIDGE RESOURCES INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2006 and 2005
(Stated in US Dollars) - Page 5

Note 6 Subsequent Events

By an agreement dated February 5, 2007, the Company engaged an attorney for the preparation and filing of a Form SB-2 registration statement with the SEC for $25,000. $15,000 has been paid and the remainder is due upon SEC effectiveness.

Subsequent to December 31, 2006, the Company received advances totalling $22,500. The advances are unsecured, non-interest bearing with no specific terms of repayment.

DELIVERY OF PROSPECTUS BY DEALERS

     Until 90 days after the effective date of this Prospectus, all dealers effecting transactions in the registered shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified n any manner against any liability which they may incur in such capacity are as follows:

     Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines on application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

4.

Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case on a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

     The determination must be made:

     By the stockholders;

     By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.

The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

6.	The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

7.	The registrant’s Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

Item 25.  Other Expenses of Issuance and Distribution .

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

Estimated
Expense	Amount
SEC Registration Fee:	$6
Printing Ex~~p~~enses:	$200
Accounting Fees and Expenses:	$1,294
Legal Fees and Expenses:	$21,000
Blue Sky Fees/Expenses:	$200
Transfer Agent Fees:	$1,000
Miscellaneous Expense:	$100
$23,800

Item 26.  Recent Sales of Unregistered Securities.

     During the past three years, the Registrant has not sold any securities.

Item 27.  Exhibits.

     The following Exhibits are incorporated by reference from our Form SB-1 registration statement filed with the Securities and Exchange Commission on August 28, 2003, SEC file no. 333-108308:

Exhibit No.	Document Description
3.1	Articles of Incorporation.

3.2	Bylaws.

4.1	Specimen Stock Certificate.

10.1	Bill of Sale Absolute - Santos Mineral Claim.

10.2	Purchase Agreement to Acquire Santos Mineral Claim.

10.3	Trust Agreement.

99.1	Subscription Agreement.

     The following exhibits are filed with this registration statement:

Exhibit No.	Document Description
5.1	Opinion of Conrad C. Lysiak, Attorney at Law.

23.1	Consent of Amisano Hanson, Independent Public Accountants.

23.2	Consent of Conrad C. Lysiak, Attorney at Law.

Item 28.   Undertakings.

A.	The undersigned Registrant hereby undertakes:

      (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

            (a)   include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b)   reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

            (c)   include any additional or changed material information with respect to the plan of distribution.

     (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)   To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (6)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7)   For the purpose of determining liability under the Securities Act to any purchaser:

             Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (8)   For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

              (b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              (c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              (d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.   To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 10th day of September, 2007.

KNIGHTSBRIDGE RESOURCES INC.

BY:   RON SCHMITZ
         Ron Schmitz, President, Principal Financial
         Officer, Treasurer, Principal Accounting Officer
         and a member of the board of directors.

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ron Schmitz, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 10th day of September, 2007.

Signatures	Title	Date

RON SCHMITZ	President, Principal Financial Officer,	September 10, 2007
Ron Schmitz	Treasurer, Principal Accounting Officer and a
member of the board of directors.

DANY GOREEBA	Director	September 10, 2007
Dany Goreeba

CLIVE de LARRABEITI	Director	September 10, 2007
Clive de Larrabeiti

EXHIBIT INDEX

     The following is a complete list of exhibits filed as part of registration statement:

		Incorporated by reference
					Filed
Exhibit	Document Description	Form	Date	Number	herewith
3.1	Articles of Incorporation.	SB-1	08/28/03	3.1

3.2	Bylaws.	SB-1	08/28/03	3.2

4.1	Specimen Stock Certificate.	SB-1	08/28/03	4.1

5.1	Opinion of Conrad C. Lysiak, Attorney at Law.				X

10.1	Bill of Sale Absolute - Santos Mineral Claim.	SB-1	08/28/03	10.1

10.2	Purchase Agreement to Acquire Santos Mineral Claim.	SB-1	08/28/03	10.2

10.3	Trust Agreement.	SB-1	08/28/03	10.3

10.4	Amendment to Trust Agreement	10-KSB		10.4

23.1	Consent of Morgan & Company, Chartered Accountants.				X

23.2	Consent of The Law Office of Conrad C. Lysiak.				X

99.1	Subscription Agreement.	SB-1	08/28/03	99.1